Exhibit 1.5

EXECUTION VERSION

GLIMCHER REALTY TRUST

AMENDMENT NO. 1 TO THE
EQUITY DISTRIBUTION AGREEMENT

May 10, 2013

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated July 31, 2012 (the “Agreement”), among Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), its subsidiary, Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Manager”). In consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Partnership and the Manager hereby agree to enter into this Amendment No. 1 to the Agreement, dated the date hereof (the “Amendment No. 1”), with the purpose of, among other things, establishing the Securities available for issue and sale on and after the Amendment Effective Date in an aggregate sale price of up to $215,000,000.

SECTION 1.     Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2.     Amendment of the Agreement.

(a)     On and after the Amendment Effective Date (as defined below), any reference in the Agreement to the phrase “$200,000,000” shall be deemed to read “$215,000,000”; provided that such “$215,000,000” shall refer to the aggregate sale price of the Securities available for issue and sale on and after the Amendment Effective Date, excluding any Securities issued and sold, or available for issue and sale, prior to the Amendment Effective Date.

(b)     On and after the Amendment Effective Date, any reference in the Agreement to the phrase “File No. 333-172462” shall be deemed to read “File No. 333-188534”.

(c)     On and after the Amendment Effective Date, any reference in the Agreement to the term “Alternative Placement Agent” shall be deemed to mean any of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Jefferies LLC and Raymond James & Associates, Inc.

(d)     On and after the Amendment Effective Date, any reference in the Agreement to the term “Alternative Distribution Agreement” shall be deemed to mean any of the equity distribution agreements (i) with KeyBanc Capital Markets Inc., dated May 16, 2011, as amended on December 20, 2011 and July 31, 2012, and further amended on the date hereof, (ii) with Wells Fargo Securities, LLC, dated May 16, 2011, as amended on December 20, 2011 and July 31, 2012, and further amended on the date hereof, (iii) with Jefferies LLC, dated the date hereof and (iv) with Raymond James & Associates, Inc., dated the date hereof; or any one of them individually, as applicable.

(e)     On and after the Amendment Effective Date, all references to and uses of the term “Prospectus Supplement Addendum” in the Agreement shall be removed.

(f)     Upon and after the sale of Securities through the Manager having an aggregate sale price of $15,000,000 from time to time after the Amendment Effective Date, the reference in Exhibit C of the Agreement to the phrase “2.0%” shall be deemed to read “1.5%”.

(g)     The Amendment Effective Date shall be a Representation Date for all purposes under the Agreement.

(h)     Solely with respect to the Securities of which Applicable Time occurs on or after the Amendment Effective Date, the term “Prospectus Supplement” shall mean the final prospectus supplement, relating to the Common Stock, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on May 10, 2013.

SECTION 3.     Effectiveness. This Amendment No. 1 shall become effective as of the date hereof (the “Amendment Effective Date”). Upon the effectiveness hereof, all references in the Agreement to “this Agreement” or the like shall refer to the Agreement as further amended hereby.

SECTION 4.     Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

SECTION 5.     Law; Construction. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.     Entire Agreement. This Amendment No. 1 and the Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof. Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Company and the Partnership in accordance with its terms.

Very truly yours,

GLIMCHER REALTY TRUST

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Executive Vice President, Chief Finacial
Officer and Treasurer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Executive Vice President, Chief Finacial
Officer and Treasurer

CONFIRMED AND ACCEPTED, as of the date
first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Eric Gaaserud
Eric Gaaserud
Managing Director